EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Section 1350 Certification)

In connection with the Quarterly Report on Form 10-Q of FrontView REIT, Inc. (the “Company”) for the quarter ended June 30, 2025 (the “Quarterly Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Stephen Preston, Chief Executive Officer of the Company, certifies, to the best of his knowledge, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2025	/s/ Stephen Preston
Stephen Preston
Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Quarterly Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.